UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005

URS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State of jurisdiction of incorporation)

1-7567 (Commission File No.)	94-1381538 (IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          (a)     On January 27, 2005 URS Corporation (the “Company”) entered into a Seventh Amendment (the “Seventh Amendment”) to the Credit Agreement, with Credit Suisse First Boston, as co-lead Arranger and Administrative Agent, Wells Fargo Bank, N.A., as co-lead Arranger and Syndication Agent, and other financial institutions as lenders. The Seventh Amendment amends the Credit Agreement to reduce the interest rates of the Company’s revolving line of credit, Term Loan A and Term Loan B. The amended interest rates are either: LIBOR plus 1.75% per annum, or the base rate, as defined in the Credit Agreement, plus 0.75% per annum. If the Company (i) achieves a senior secured credit rating for the Credit Agreement facilities of not lower than “BB+” from Standard & Poor’s and maintains its current credit rating of “Ba2” from Moody’s, achieved on August 18, 2004, or (ii) maintains its current senior secured credit rating of “BB”, achieved on May 11, 2004, from Standard & Poor’s and achieves a credit rating of “Ba1” from Moody’s, the Company’s interest rates will drop an additional 0.25% per annum. In addition, the Seventh Amendment amends the Credit Agreement to permit the Company to use an unlimited amount of cash for the acquisition of a person in the same or similar line of business, or any related, ancillary or complementary business, subject to conditions set forth in the Credit Agreement. The foregoing description of the Seventh Amendment is qualified in its entirety by reference to Exhibit 10.1 below.

          On January 27, 2005, the Compensation Committee of the Board of Directors approved an increase in the base salary of Martin M. Koffel, Chairman, President and Chief Executive Officer, from $900,000 to $950,000, retroactive to January 1, 2005, and an increase in Mr. Koffel’s target bonus percentage for purposes of his annual participation in the Company’s 1999 Incentive Compensation Plan from 100% to 120% of his base salary. A previously established corporate net income target remains the sole financial performance measurement to be used for determining Mr. Koffel’s bonus for fiscal year 2005.

Item 9.01. Financial Statements and Exhibits.

          (c)      Exhibits

10.1	Seventh Amendment to the Credit Agreement, dated as of January 27, 2005, by and among URS Corporation, the financial institutions named therein, Credit Suisse First Boston, as co-lead Arranger and Administrative Agent and Wells Fargo Bank, N.A., as co-lead Arranger and Syndication Agent.

2.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION
Dated: February 1, 2005	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President and Corporate Controller (Principal Accounting Officer)

3.

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Seventh Amendment to the Credit Agreement, dated as of January 27, 2005, by and among URS Corporation, the financial institutions named therein, Credit Suisse First Boston, as co-lead Arranger and Administrative Agent and Wells Fargo Bank, N.A., as co-lead Arranger and Syndication Agent.

4.